ADDITIONAL EXHIBITS                       EXHIBIT 99
                                                                 ------------

          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549

                            FORM 11-K

[X]     ANNUAL REPORT PURSUANT TO SECTION 15(d)
        OF THE SECURITIES EXCHANGE ACT OF 1934
        For the fiscal year ended December 31, 1993

                               OR

[ ]     TRANSITION REPORT PURSUANT TO SECTION 15(d)
        OF THE SECURITIES EXCHANGE ACT OF 1934
        For the transition period from _______ to ________

        Commission File Number 1-10602

A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

        The Bank of Louisville Employee Stock Ownership Plan

B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office.

        Mid-America Bancorp
        500 West Broadway
        Louisville, KY   40202


                         REQUIRED INFORMATION

Financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA will be filed under cover of Form SE within 180 days of the Plan's year-end (December 31, 1993)